Exhibit 3.1

                           CERTIFICATE OF FORMATION

                                      OF

                     CSFB ASSET REPACKAGING DEPOSITOR LLC


                  This Certificate of Formation of CSFB Asset Repackaging Depositor LLC (the "LLC"), dated as of November 22, 2004, is being duly executed and filed by Kate H. Park, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.).

                  FIRST. The name of the limited liability company formed hereby is CSFB Asset Repackaging Depositor LLC.

                  SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

                  THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                          /s/ Kate H. Park
                                        --------------------------
                                        Name:  Kate H. Park
                                        Authorized Person